EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended November 12, 2010

 Current month                                      Performance* (Subject to verification)                       Risk Metrics* (Dec 2005 – Nov 2010)

Class	Week ROR	MTD Nov 2010	1 yr Annualized ROR	3 yr Annualized ROR	5 yr Annualized ROR	10 yr Annualized ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-3.3%	-0.1%	-1.2%	3.9%	6.2%	7.0%	6.2%	12.6%	-16.5%	0.5	0.8
B**	-3.3%	-0.1%	-1.8%	3.2%	5.4%	N/A	5.4%	12.6%	-17.1%	0.5	0.7
Legacy 1***	-3.1%	0.0%	0.5%	N/A	N/A	N/A	0.2%	10.8%	-10.9%	0.1	0.0
Legacy 2***	-3.1%	0.0%	0.1%	N/A	N/A	N/A	-0.1%	10.8%	-11.1%	0.0	0.0
Global 1***	-2.5%	0.1%	-2.7%	N/A	N/A	N/A	-1.7%	10.5%	-13.3%	-0.1	-0.2
Global 2***	-2.5%	0.0%	-3.0%	N/A	N/A	N/A	-2.1%	10.4%	-13.5%	-0.2	-0.3
Global 3***	-2.6%	0.0%	-4.7%	N/A	N/A	N/A	-3.9%	10.4%	-14.6%	-0.3	-0.5

S&P 500 Total Return Index****	-2.1%	1.5%	11.5%	-4.7%	1.3%	1.0%	1.3%	17.6%	-51.0%	0.2	0.1
Barclays Capital U.S. Long Gov Index****	-2.0%	-2.9%	5.9%	6.3%	6.7%	7.1%	6.7%	11.2%	-12.3%	0.6	1.0

*       Performance metrics are calculated using November 2010 month-to-date performance estimates

**       Units began trading in August 2003.

***    Units began trading in April 2009.
**** Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
Ags/Softs	18%	Long	Corn	3.7%	Long	11%	Long	Corn	2.8%	Long
			Coffee	1.9%	Long			Cotton	1.8%	Long
Currencies	22%	Short $	Canadian Dollars	2.4%	Long	25%	Short $	Canadian Dollars	4.5%	Long
			Australian Dollars	2.3%	Long			Australian Dollars	2.4%	Long
Energy	11%	Long	Crude Oil	3.7%	Long	14%	Long	Crude Oil	7.6%	Long
			Heating Oil	1.7%	Long			Natural Gas	2.0%	Short
Equities	21%	Long	Hang Seng	3.9%	Long	27%	Long	Hang Seng	5.3%	Long
			Dax Index	2.6%	Long			Dax Index	3.3%	Long
Fixed Income	13%	Long	U.S. 2-Year Treasury Notes	3.3%	Long	13%	Long	U.S. 2-Year Treasury Notes	3.5%	Long
			Japanese Gov't Bonds	2.3%	Long			U.S. 10-Year Treasury Notes	2.0%	Long
Metals	14%	Long	Gold	3.4%	Long	9%	Long	Copper	1.8%	Long
			Copper	2.7%	Long			Gold	1.6%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Ags/Softs
Grains prices generally declined due to speculation an increase in Chinese interest rates would curb demand for U.S. grains.  The news from China also had a negative impact on the sugar markets, causing prices to move sharply lower.

Currencies
After recent downtrends, the U.S. dollar rallied against counterparts last week.  Driving the strength of the U.S. dollar strength was positive U.S. consumer sentiment data and risk aversion in the global markets.  The euro declined against major currencies amidst renewed fears regarding the Spanish and Irish economies.  The Australian dollar also declined as confidence in the Australian economy weakened following an unexpected increase in jobless rates.

Energy
Crude oil prices fell as speculators viewed debt concerns from Europe and tighter monetary policy in China as signs global industrial demand may weaken.  In the natural gas markets, reports of record-high inventories caused prices to fall.  Strength in the U.S. dollar put additional pressure on the energy markets.

Equities
The Japanese Nikkei 225 index rose due to better prospects for Japanese exports spurred by Japanese yen weakness.  North American equity markets experienced setbacks on weak global economic indicators and poor earnings reports from several key U.S. firms.

Fixed Income
Fixed-income prices dropped as investors liquidated risk-averse debt positions amidst hopes recent quantitative easing initiates will support the global economic recovery.  Declines in the global equity markets also served as a driver in pushing prices lower.

Metals
Precious metals markets tumbled last week as a stronger U.S. dollar caused investors to liquidate dollar-hedging positions.  In the base metals markets, weakness in global equity markets and monetary policy shifts in China weighed on industrial demand forecasts.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.